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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                                PROVIDENT TRUST I


                  THIS CERTIFICATE OF TRUST of Provident Trust I (the "Trust"), dated as of April 3, 1998, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

                  (i) Name. The name of the business trust being formed hereby is Provident Trust I.

                  (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.


                  (iii) Effective Date. This certificate of Trust shall be effective as of its filing.

                  IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this certificate of Trust as of the date first above written.



                     BANKERS TRUST (DELAWARE), not in its
                     individual capacity but solely as trustee of the Trust




                     By:   /s/ M. Lisa Wilkins
                           ------------------------------
                           Name:  M. Lisa Wilkins
                           Title:    Assistant Secretary